Exhibit 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of reorganization and stock issuance plan (the “plan of reorganization”), we will convert from a mutual (meaning no stockholders) savings bank into the mutual holding company form of ownership. To accomplish the reorganization, 1895 Bancorp of Wisconsin, Inc., a to-be-formed mid-tier stock holding company for PyraMax Bank, FSB (“PyraMax Bank”), is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement, a Proxy Card and a Questions and Answers Brochure describing the reorganization, the offering and the plan of reorganization.

To further our commitment to the communities in our market area, we intend to establish a new charitable foundation, 1895 Bancorp of Wisconsin Community Foundation, in connection with the reorganization and offering. We intend to contribute to the charitable foundation $100,000 in cash and 1.0% of 1895 Bancorp of Wisconsin, Inc.’s outstanding shares of common stock. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the reorganization, we must receive the approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF REORGANIZATION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at PyraMax Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our board of directors urges you to vote “FOR” both proposals.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at PyraMax Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a PyraMax Bank eligible depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to PyraMax Bank’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Stock Order Forms and full payment must be received (not postmarked) prior to 1:00 p.m., Central Time, on December 13, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a PyraMax Bank depositor.

Sincerely,

Richard B. Hurd

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. 1895 Bancorp of Wisconsin, Inc., a to-be-formed mid-tier stock holding company for PyraMax Bank, FSB (“PyraMax Bank”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of reorganization and stock issuance plan (the “plan of reorganization”) that provides for the conversion of PyraMax Bank from the mutual (meaning no stockholders) savings bank into the mutual holding company form of ownership. As part of the offering and pursuant to the plan of reorganization, we intend to establish a new charitable foundation, 1895 Bancorp of Wisconsin Community Foundation, to further our commitment to the communities in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Our records indicate that you were a depositor of PyraMax Bank at the close of business on March 15, 2017 or September 30, 2018, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to PyraMax Bank’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Stock Order Forms and full payment must be received (not postmarked) prior to 1:00 p.m., Central Time, on December 13, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an 1895 Bancorp of Wisconsin, Inc. stockholder.

Sincerely,

Richard B. Hurd

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by 1895 Bancorp of Wisconsin, Inc. as selling agent in connection with the offering of 1895 Bancorp of Wisconsin, Inc. common stock.

At the request of 1895 Bancorp of Wisconsin, Inc., we are enclosing materials regarding the offering of shares of 1895 Bancorp of Wisconsin, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D

Dear Friend:

I am pleased to tell you about an investment opportunity. 1895 Bancorp of Wisconsin, Inc., a to-be-formed mid-tier stock holding company for PyraMax Bank, FSB (“PyraMax Bank”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of reorganization and stock issuance plan (the “plan of reorganization”) that provides for the conversion of PyraMax Bank from the mutual (meaning no stockholders) savings bank into the mutual holding company form of ownership. As part of the offering and pursuant to the plan of reorganization, we intend to establish a new charitable foundation, 1895 Bancorp of Wisconsin Community Foundation, to further our commitment to the communities in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Please read the enclosed materials carefully. If you are interested in purchasing shares of 1895 Bancorp of Wisconsin, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to PyraMax Bank’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Stock Order Forms and full payment must be received (not postmarked) prior to 1:00 p.m., Central Time, on December 13, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus, and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an 1895 Bancorp of Wisconsin, Inc. stockholder.

Sincerely,

Richard B. Hurd

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

I

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(877) 643-8217

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through

Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

PF

Questions and Answers

About Our Plan of Reorganization and

Stock Issuance Plan

This section answers questions about our reorganization and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE REORGANIZATION

Our board of directors has determined that the reorganization is in the best interests of PyraMax Bank, FSB, our customers and the communities we serve.

Q.	WHAT IS THE REORGANIZATION AND OFFERING?

A.

Under our plan of reorganization and stock issuance plan (the “plan of reorganization”), PyraMax Bank, FSB (“PyraMax Bank”) will convert from a mutual (meaning no stockholders) savings bank into the mutual holding company form of ownership. Concurrently with the reorganization, 1895 Bancorp of Wisconsin, Inc., a to-be-formed mid-tier stock holding company for PyraMax Bank, will offer shares of its common stock. Upon completion of the reorganization, 44% of the shares of common stock of 1895 Bancorp of Wisconsin, Inc. will be owned by public stockholders, 1% of our outstanding shares will be contributed to the charitable foundation and 55% of the outstanding common stock will be retained by 1895 Bancorp of Wisconsin, MHC (a to-be- formed federally chartered mutual holding company for 1895 Bancorp of Wisconsin, Inc.). 1895 Bancorp of Wisconsin, Inc. will own 100% of the common stock of PyraMax Bank.

Q.	WHAT IS THE 1895 BANCORP OF WISCONSIN COUMMUNITY FOUNDATION (THE “CHARITABLE FOUNDATION”) AND WHY IS IT BEING FUNDED THROUGH THE CONVERSION?

A.

In connection with the reorganization and offering, we intend to establish a new charitable foundation, as a non-stock, nonprofit Delaware corporation. We intend to contribute to the charitable foundation $100,000 in cash and 1.0% of our outstanding shares of common stock. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Q.	WILL THE CHARITABLE FOUNDATION BE ESTABLISHED AND FUNDED IF THE REORGANIZATION AND OFFERING ARE NOT APPROVED AND COMPLETED?

A.

No. The charitable foundation will only be established and funded if both the plan of reorganization and the charitable foundation are approved by our eligible depositors. However, if we receive all other approvals, we will be permitted to complete the reorganization without the charitable foundation, if the establishment and funding of the charitable foundation is not approved by our depositors.

Q.	WHAT ARE THE REASONS FOR THE REORGANIZATION AND OFFERING?

A.

Our primary reasons to reorganize into a mutual holding company and conduct the offering are to establish an organizational structure that will enable us to: increase capital to support future growth and profitability, although we are currently considered “well-capitalized” for regulatory purposes; compete more effectively in the financial services marketplace; offer customers, employees, management and directors an equity ownership interest in 1895 Bancorp of Wisconsin, Inc., our proposed stock holding company, and thereby an economic interest in our future success; attract and retain qualified personnel by establishing stock-based benefit plans; and increase our flexibility to structure and finance the expansion of our operations, including potential acquisitions of other financial institutions or branches thereof, or establishing de novo branches, although we have no current acquisitions or new branches planned.

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN PYRAMAX BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE REORGANIZATION AND OFFERING?

A.

No. It will be business as usual. The reorganization is an internal change to our corporate structure. There will be no change to our board of directors, management, and staff as a result of the reorganization. PyraMax Bank will continue to operate as an independent bank.

Q.	WILL THE REORGANIZATION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The reorganization and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of reorganization and the establishment and funding of the charitable foundation are also subject to approval by our eligible depositors.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF REORGANIZATION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION?

A.

Your vote “FOR” both proposals is extremely important to us. Each eligible PyraMax Bank depositor as of November 1, 2018 received a Proxy Card attached to a Stock Order Form. These depositor’s packages also include a Proxy Statement describing the plan of reorganization and the charitable foundation, neither of which can be implemented without depositor approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.

Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” both proposals. Without sufficient favorable votes, we cannot complete the reorganization and related stock offering.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope.

Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS. Telephone and Internet voting are available 24 hours a day.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.

Depositors at the close of business on November 1, 2018 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit account on November 1, 2018, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.

1895 Bancorp of Wisconsin, Inc. is offering for sale between 2,057,000 and 2,783,000 shares of common stock (subject to increase to 3,200,450 shares) at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.

Pursuant to our plan of reorganization, non-transferable rights to subscribe for shares of 1895 Bancorp of Wisconsin, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of PyraMax Bank with aggregate balances of at least $50 at the close of business on March 15, 2017;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of PyraMax Bank with aggregate balances of at least $50 at the close of business on September 30, 2018; and

Priority #4 — Depositors of PyraMax Bank at the close of business on November 1, 2018.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.

Shares can be purchased by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) prior to the offering deadline. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the indicated address on the Stock Order Form, or by hand-delivery to PyraMax Bank’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Stock order forms may not be delivered to any other PyraMax Bank office. Please do not mail Stock Order Forms to PyraMax Bank.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) prior to 1:00 p.m., Central Time, on December 13, 2018. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to 1895 Bancorp of Wisconsin, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. PyraMax Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your PyraMax Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at PyraMax Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.15% from the date we process your payment until the completion or termination of the reorganization and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your PyraMax Bank deposit account(s), your funds will continue to earn interest at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account is 10,000 shares ($100,000). Additionally, no person by himself, with an associate or group of persons acting in concert, may purchase more than 15,000 shares ($150,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering — Offering of Common Stock — Limitations on Purchase of Shares.”

Q.	MAY I USE MY PYRAMAX BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

You may use funds currently held in retirement accounts with PyraMax Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at PyraMax Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the December 13, 2018 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM PYRAMAX BANK TO PAY FOR SHARES?

A.

No. PyraMax Bank, by regulation, may not extend a loan for the purchase of 1895 Bancorp of Wisconsin, Inc. common stock during the offering. Similarly, you may not use existing PyraMax Bank line of credit checks to purchase stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond January 15, 2019 or the number of shares of common stock to be sold is increased to more than 3,200,450 shares or decreased to less than 2,057,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF PYRAMAX BANK PLANNING TO PURCHASE STOCK?

A.

Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 46,000 shares ($460,000), or approximately 2.19%, of the shares to be sold in the offering at the minimum of the offering range, including shares contributed to the charitable foundation.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, 1895 Bancorp of Wisconsin, Inc.’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

1895 Bancorp of Wisconsin, Inc. does not currently intend to pay dividends on our common stock following the completion of the offering. In the event that we do determine to pay dividends in the future, the payment and amount of any dividends will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; the Federal Reserve Board’s current regulations restricting the waiver of dividends by mutual holding companies; statutory and regulatory limitations and general economic conditions.

Q.	HOW WILL 1895 BANCORP OF WISCONSIN, INC SHARES BE TRADED?

A.

Upon conclusion of the offering, we expect that 1895 Bancorp of Wisconsin, Inc.’s shares will be traded on the Nasdaq Capital Market under the symbol “BCOW.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell 1895 Bancorp of Wisconsin, Inc. shares in the future.

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of 1895 Bancorp of Wisconsin, Inc. common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) 643-8217, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

1895 BANCORP OF WISCONSIN, INC.

STOCK INFORMATION CENTER: 1-(877) 643-8217

STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 10,000 shares ($100,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 15,000 shares ($150,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Reorganization and Offering – Limitations on Purchase of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to 1895 Bancorp of Wisconsin, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.15% from the date payment is processed until the offering is completed or terminated, at which time the subscriber will be issued a check for interest earned. Please do not remit cash, a PyraMax Bank, FSB line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your PyraMax Bank, FSB deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the applicable deposit account rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from a PyraMax Bank, FSB certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a PyraMax Bank, FSB IRA or other retirement accounts. For guidance on using retirement funds, whether held at PyraMax Bank, FSB or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the December 13, 2018 offering deadline. See the Prospectus section entitled “The Reorganization and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all PyraMax Bank, FSB deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Reorganization and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are an 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc. or PyraMax Bank, FSB director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

1895 BANCORP OF WISCONSIN, INC.

STOCK INFORMATION CENTER: 1-(877) 643-8217

STOCK ORDER FORM INSTRUCTIONS (CONTINUED)

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on March 15, 2017, September 30, 2018 or November 1, 2018.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on March 15, 2017, September 30, 2018 or November 1, 2018.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on March 15, 2017, September 30, 2018 or November 1, 2018.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the WI Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-WI (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on March 15, 2017, September 30, 2018 or November 1, 2018.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on March 15, 2017, September 30, 2018 or November 1, 2018.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on March 15, 2017, September 30, 2018 or November 1, 2018.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) prior to 1:00 p.m., Central Time, on December 13, 2018. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other PyraMax Bank, FSB office. Please do not mail Stock Order Forms to PyraMax Bank, FSB. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) 643-8217, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF REORGANIZATION AND STOCK ISSUANCE PLAN AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE OFFERING. THE REORGANIZATION WILL CHANGE OUR FORM OF CORPORATE STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT ACCOUNTS OR LOANS AT PYRAMAX BANK, FSB. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF REORGANIZATION AND

STOCK ISSUANCE PLAN AND “AGAINST” THE

ESTABLISHMENT AND FUNDING OF THE CHARITABLE

FOUNDATION.

Your board of directors urges you to vote “FOR” both proposals.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR PYRAMAX BANK, FSB DEPOSIT

ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF REORGANIZATION

AND STOCK ISSUANCE PLAN (THE “PLAN OF

REORGANIZATION”) AND “AGAINST” THE ESTABLISHMENT

AND FUNDING OF THE CHARITABLE FOUNDATION.

In order to implement the plan of reorganization,

we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card(s).

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of reorganization and the charitable foundation will not affect your deposit accounts or loans at PyraMax Bank, FSB. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG3

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PYRAMAX BANK, FSB

FOR A SPECIAL MEETING OF MEMBERS

TO BE HELD ON DECEMBER 21, 2018

The undersigned member of PyraMax Bank, FSB (the “Bank”) hereby appoints the full board of directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of the Bank, to be held at the office of the Bank, 7001 W. Edgerton Avenue, Greenfield, Wisconsin, on December 21, 2018 at 1:00 p.m., Central Time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

(1)

The approval of the PyraMax Bank, FSB Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), pursuant to which the Bank will reorganize into the mutual holding company structure (the “Reorganization”). As part of the Plan of Reorganization, the Bank will convert to a federal stock savings bank that will be wholly owned by 1895 Bancorp of Wisconsin, Inc., a to-be-formed federal corporation (the “Holding Company”). Pursuant to the Plan of Reorganization, the Holding Company will issue 55.0% of its to-be-outstanding shares of common stock to 1895 Bancorp of Wisconsin, MHC (the “Mutual Holding Company”), a to-be-formed federal mutual holding company, and will offer for sale to certain depositors of the Bank and others, 45.0% of its to-be-outstanding shares of common stock including the contribution of 1.0% of its to-be-outstanding shares to a charitable foundation being formed in connection with the Reorganization. A vote to approve the Plan of Reorganization includes a vote to approve the charter and bylaws of each of the Bank in stock form, the Holding Company and the Mutual Holding Company, including any anti-takeover provisions contained within these documents;

(2)

The establishment of 1895 Bancorp of Wisconsin Community Foundation (the “Charitable Foundation”), a Delaware non-stock corporation that will be dedicated to charitable purposes within the communities in which the Bank conducts its business, and the contribution to the foundation of 1.0% of the to-be-outstanding shares of the Holding Company’s common stock and $100,000 of cash in connection with the Reorganization; and

such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any such other business.

VOTING FOR APPROVAL OF THE PLAN OF REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE FORMATION OF THE STOCK SAVINGS BANK, THE TRANSFER OF THE MUTUAL SAVINGS BANK’S ASSETS AND LIABILITIES TO THE STOCK SAVINGS BANK, AND THE CONVERSION OF THE MUTUAL SAVINGS BANK’S CHARTER TO THAT OF A MUTUAL HOLDING COMPANY.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING THE ADJOURNMENT OF THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on reverse side)

▲ Fold and detach the above Proxy Card here ▲

Your board of directors recommends that

you vote “FOR” the approval of both proposals.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO

VOTING AGAINST THE PROPOSALS.

PLEASE VOTE THE PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD

	FOR	AGAINST

Please vote by marking one of the following boxes:

1. The approval of the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, as described in the proxy statement.

	☐	☐
2. The establishment of 1895 Bancorp of Wisconsin Community Foundation and the contribution to the foundation of 1.0% of the to-be-outstanding shares of the Holding Company’s common stock and $100,000 of cash in connection with the Reorganization.	☐	☐

Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of PyraMax Bank, FSB at said meeting of the member’s decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated                     , 2018 prior to the execution of this Proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY INTERNET OR TELEPHONE.

Signature:                                                                                                                                 Date:                           , 2018

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ Fold and detach the above Proxy Card here ▲

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” BOTH PROPOSALS.

PLEASE VOTE THE PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote,

and are available through 11:59 P.M., Central Time, on December 20, 2018.

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

www.myproxyvotecounts.com

Use the Internet to vote your proxy. Have the Proxy Card in hand when you access the web site. You will need to enter online the 12 digit Control Number in the box above. (Each Proxy Card has a unique Control Number).

☑ Mark, sign and date your Proxy Card and return it in the enclosed Proxy Reply Envelope.

1-(866) 437-4667

Have your Proxy Card(s) in hand when you access the phone voting line. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

If you vote by telephone or Internet you do NOT need to return your Proxy Card by mail.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[1895 Bancorp of Wisconsin, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by 1895 Bancorp of Wisconsin, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of reorganization and stock issuance plan, as well as other conditions and limitations described in the 1895 Bancorp of Wisconsin, Inc. Prospectus dated November         , 2018. Refer to pages          –          of the 1895 Bancorp of Wisconsin, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully)	Other Order Information:
Name 1	Batch#:
Name 2	Order#:
Street 1	Number of Shares Requested:
Street 2	Offering Category:
City, State Zip	(subject to verification; see descriptions below)
Ownership:
Social Security / Tax ID #:

Offering Category Descriptions:

SUBSCRIPTION OFFERING

•	Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on March 15, 2017;

•	PyraMax Bank, FSB tax-qualified employee benefit plans;

•	Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on September 30, 2018; and

•	Depositors of PyraMax Bank, FSB at the close of business on November 1, 2018.

COMMUNITY OFFERING

•	Residents of Milwaukee, Waukesha and Ozaukee Counties in Wisconsin; and

•	General Public.

Thank you for your order,

1895 BANCORP OF WISCONSIN, INC.

STOCK INFORMATION CENTER

1-(877) 643-8217.

FINAL REMINDER PROXYGRAM (if needed)

[PyraMax Bank, FSB Letterhead]

(Depending on vote status and number of days until the special meeting of depositors, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of reorganization and stock issuance plan and “Against” the establishment and funding of the charitable foundation.

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” BOTH PROPOSALS.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of                 , our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1- ( )              -              (toll-free)

DAYS/HOURS:

Monday - Friday

         a.m. to          p.m., Central Time

I appreciate your participation.

Sincerely,

Richard B. Hurd

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by PyraMax Bank, FSB, and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on our plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation.

✔	The reorganization will not result in changes to our staff or your account relationships with PyraMax Bank, FSB.

✔	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✔	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of directors recommends that you join them in voting “FOR” both proposals.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[PyraMax Bank, FSB Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES DECEMBER 13, 2018

We are conducting an offering of shares of our common stock

UP TO 2,783,000 SHARES

COMMON STOCK

(subject to increase to 3,200,450 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 1:00 P.M., CENTRAL TIME,

ON DECEMBER 13, 2018

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[PyraMax Bank, FSB Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call                                 , our

Independent Voting Agent, at 1-(        ) -        -

(toll-free), Monday through Friday,

         a.m. to          p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF REORGANIZATION AND STOCK

ISSUANCE PLAN AND “FOR” THE ESTABLISHMENT AND

FUNDING OF THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” BOTH PROPOSALS.

THANK YOU!

[PyraMax Bank, FSB logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our organization’s plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation. If you have more than one eligible account, you will receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(877) 643-8217, Monday through Friday, from 9:00 a.m. to 3:00 p.m., Central Time.

[PyraMax Bank, FSB logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible depositors as of November 1, 2018 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” both proposals as recommended by our board or directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) 643-8217, Monday through Friday, from 9:00 a.m. to 3:00 p.m., Central Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible depositors as of November 1, 2018 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

EMAIL VOTE REMINDER – (Optional)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a PyraMax Bank, FSB depositor on November 1, 2018, you recently were sent a large white envelope containing proxy materials requesting your vote on two proposals:

•	The approval of PyraMax Bank, FSB’s plan of reorganization and stock issuance plan

•	The establishment and funding of the charitable foundation

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the proposals. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS.

Do you have questions?

Please call our Information Center, toll-free, at 1-(877) 643-8217, Monday through Friday, from 9:00 a.m. to 3:00 p.m., Central Time.

We appreciate your participation.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible depositors to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Richard Hurd, President and Chief Executive Officer of PyraMax Bank calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our stock offering and related materials which requests your vote on items of importance to our bank and our valued depositors. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a depositor of PyraMax Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

1895 BANCORP OF WISCONSIN, INC. [LOGO]

Proposed Stock Holding Company

for PyraMax Bank, FSB

UP TO 2,783,000 SHARES

COMMON STOCK

(subject to increase to 3,200,450 shares)

$10.00 Per Share

Purchase Price

1895 Bancorp of Wisconsin, Inc. is conducting an offering of its common stock. Shares may be purchased directly from 1895 Bancorp of Wisconsin, Inc., without sales commission, during the offering period.

This offering expires at 1:00 p.m., Central Time, on December 13, 2018.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) 643-8217,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.